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                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                           MARKWEST ENERGY GP, L.L.C.


                      A DELAWARE LIMITED LIABILITY COMPANY




                                   DATED AS OF


                              ______________, 2002

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           MARKWEST ENERGY GP, L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY

     This Limited Liability Company Agreement (this "AGREEMENT") of MARKWEST ENERGY GP, L.L.C. (the "Company") is made and entered into as of ________, 2002 (the "EFFECTIVE DATE"), by and among each person or entity listed as a member of the Company on the Schedule of Members attached hereto as EXHIBIT A, and such other holders of membership interests in the Company who become parties hereto from time to time.

                                   ARTICLE 1
                                   DEFINITIONS

     The following definitions shall be applicable to the terms set forth below as used in this Agreement:

     "ACT" shall mean the Delaware Limited Liability Company Act (Delaware General Corporations Code Sections 18-101 et seq.), as it may be amended from time to time, and any corresponding provisions of succeeding law. All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

     "AFFILIATE" shall mean, with respect to any person or entity, any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" shall mean this Limited Liability Company Agreement of MarkWest Energy GP, L.L.C., as the same may be amended, supplemented or restated from time to time in accordance with the terms hereof.

     "APPROVED SALE" shall have the meaning set forth in Section 15.13 hereof.

     "ASE" shall mean the American Stock Exchange.

     "ASSIGNEE" shall mean any party to whom a Membership Interest or Membership Interests have been Transferred in a manner permitted under this Agreement, but who has not been admitted as a Substitute Member and thus has only the rights set forth in Section 12.4.

     "AUDIT COMMITTEE" shall have the meaning set forth in Section 7.9(b)
hereof.
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     "BOARD" shall have the meaning set forth in Section 7.1 hereof.

     "CALL ELECTION" shall have the meaning set forth in Section 13.1(a) hereof.

     "CALL PERIOD" shall have the meaning set forth in Section 13.1(a) hereof.

     "CALL PRICE" shall have the meaning set forth in Section 13.1(b) hereof.

     "CALL TERMS" shall have the meaning set forth in Section 13.1(c) hereof.

     "CALL MEMBERSHIP INTERESTS" shall have the meaning set forth in Section 13.1(b) hereof.

     "CAPITAL ACCOUNT" shall mean the capital account maintained by the Company with respect to each Member in accordance with the capital accounting rules described in Article 3.

     "CAPITAL ACCOUNT GROSS INCOME" AND "CAPITAL ACCOUNT DEDUCTION" shall mean, respectively, items of gross income and deduction of the Company determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

          (a) Any income of the Company that is exempt from Federal income tax shall be taken into account as Capital Account Gross Income;

          (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code shall be taken into account as Capital Account Deductions;

          (c) In the event the book value of any Company asset as determined for Capital Account purposes is adjusted pursuant to Section 3.7(b) or Section 3.7(c), the amount of such adjustment shall be taken into account as an item of Capital Account Gross Income or Capital Account Deduction; and

          (d) With respect to property reflected in the Capital Accounts at a book value different from its adjusted basis, items of depreciation, amortization and gain or loss shall be computed in the same manner as such items are computed for federal income tax purposes, except that the computation shall be made with reference to such property's book value as determined for purposes of maintaining the Capital Accounts instead of its adjusted tax basis, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

     "CAPITAL CONTRIBUTION" shall mean the amount of money and/or the fair market value of any property (net of any liabilities encumbering such property that the Company is considered to assume or take subject to under Code Section
752) contributed to the capital of the Company by any Member. "CERTIFICATE OF FORMATION" shall mean the certificate of formation for the Company as originally filed in the Office of the Secretary of State of Delaware, as such certificate may be amended from time to time.

     "CHANGE OF CONTROL" shall mean (a) a dissolution or liquidation of a Person, or (b) a consolidation or merger of a Person with or into any other corporation or other entity or person,

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or any other corporate reorganization, in which the stockholders of the affected
Person immediately prior to such consolidation, merger or reorganization, own less than 50% of the affected Person's voting power immediately after such consolidation, merger or reorganization; PROVIDED, HOWEVER, that a "Change of Control" shall not include (i) any transaction with an Affiliate or Affiliates of MarkWest or any consolidation or merger effected exclusively to change the domicile of MarkWest or (ii) the acquisition by John M. Fox, directly or indirectly, of beneficial ownership of more than 50% of the voting power of MarkWest.

     "CLASS A MEMBERS" shall mean the holders of Class A Membership Interests.

     "CLASS B MEMBERS" shall mean the holders of Class B Membership Interests.

     "CLASS A MEMBERSHIP INTERESTS" shall have the meaning set forth in Section
3.1 hereof.

     "CLASS B MEMBERSHIP INTERESTS" shall have the meaning set forth in Section
3.1 hereof.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended. All references in this Agreement to provisions of the Code shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

     "COMPANY" shall mean the limited liability company organized and continuing under this Agreement, notwithstanding changes in its membership.

     "COMPENSATION COMMITTEE" shall have the meaning defined in the Partnership Agreement.

     "CONFLICTS COMMITTEE" shall have the meaning set forth in Section 7.9(c) hereof.

     "CO-SALE NOTICE" shall have the meaning set forth in Section 15.1 hereof.

     "CO-SALE OBLIGATION" shall have the meaning set forth in Section 15.2 hereof.

     "CO-SALE TERMS" shall have the meaning set forth in Section 15.1 hereof.

     "CONFLICTS DIRECTOR" shall mean a Director who is a member of the Conflicts Committee.

     "CONVERSION DATE" shall mean the date on which all of the Subordinated Units of the Partnership have been converted to common units of the Partnership.

     "CONVEYANCE AGREEMENT" means that certain Contribution, Conveyance and Assumption Agreement, of even date herewith, among the Company, MarkWest Energy Partners, L.P., MarkWest Energy Operating Company, L.L.C., MarkWest Michigan, Inc., MarkWest Energy Appalachia, L.L.C., and MarkWest Hydrocarbon, Inc.

     "COVERED PERSON" shall mean any Director, any Member, any Affiliate of any Director or Member, any employee, officer, shareholder, partner or member of any Director or Member or

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their respective Affiliates, or any of the Company's officers, employees, representatives or agents or their respective Affiliates.

     "DIRECTOR" or "DIRECTORS" shall have the meaning set forth in Section 7.2 hereof.

     "DISCRETION" shall have the meaning set forth in Section 19.11 hereof.

     "DISSOLUTION EVENT" shall have the meaning set forth in Section 17.1 hereof.

     "EFFECTIVE DATE" shall have the meaning set forth in the preamble to this Agreement.

     "EXCESS NONRECOURSE LIABILITIES" shall have the meaning set forth in
Section 5.6 hereof.

     "INCENTIVE PLANS" shall mean any plan or arrangement pursuant to which the Company or the Partnership may compensate its directors, officers, employees, consultants and/or service providers.

     "INDEPENDENT DIRECTOR" shall mean a Director meeting the independence and experience requirements to serve on an audit committee of a board of directors as set forth most recently by the ASE or such other exchange as may be applicable to the Partnership.

     "LIQUIDATING GAINS" and "LIQUIDATING LOSSES" shall mean taxable income or loss of the Company as determined by taking into account only items of Capital Account Gross Income and Capital Account Deduction that arise from the sale or deemed sale of all or substantially all of the assets of the Company, and by excluding items that are specifically allocated pursuant to Items 1 through 3 and Item 7 on EXHIBIT B hereto.

     "MANDATORY SALE" shall have the meaning set forth in Section 13.2 hereof.

     "MANDATORY SALE PRICE" shall have the meaning set forth in Section 13.2(a) hereof.

     "MANDATORY SALE TERMS" shall have the meaning set forth in Section 13.2(b) hereof.

     "MANDATORY SALE MEMBERSHIP INTERESTS" shall have the meaning set forth in
Section 13.2(a) hereof.

     "MARKWEST" shall mean MarkWest Hydrocarbon, Inc., a Delaware corporation, or any successor thereto.

     "MAXIMUM OBLIGATION" shall have the meaning set forth in Section 13.2(c) hereof.

     "MEMBER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in
Item 1 on EXHIBIT B hereto.

     "MEMBERS" shall mean collectively, and as of any date of reference, all Persons who as of such date are admitted as either a Class A or Class B Member of the Company in accordance with the provisions of this Agreement, in each case in such Person's capacity as a Member of the

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Company. The term "Member" may be used herein to refer individually to any of such Members.

     "MEMBERSHIP INTERESTS" shall mean a percentage of the ownership interests in the Company, including but not limited to, a percentage ownership interest in Profits, Losses, and any other distributions, allocations, or rights set forth herein. Membership Interests shall be divided into Class A Membership Interests and Class B Membership Interests, as provided for in Section 3.1 hereof.

     "MINIMUM GAIN" shall have the meaning set forth in Item 1 on EXHIBIT B hereto.

     "NEW MEMBERSHIP INTERESTS" shall have the meaning set forth in Section 14.2 hereof.

     "OTHER SIMILAR ACTIVITIES" shall have the meaning set forth in Section 10.1 hereof.

     "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Item 4 on EXHIBIT B hereto.

     "PARTNERSHIP" shall mean MarkWest Energy Partners, L.P., a Delaware limited partnership, of which the Company is the general partner.

     "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Partnership, as it from time to time exists.

     "PERSON" shall mean any individual, corporation, association, partnership (general or limited), joint venture, limited liability company, limited liability partnership, joint stock company, unincorporated organization, government entity (or any agency or political subdivision thereof), trust (including any beneficiary thereof), estate or other legal entity or organization.

     "PROFITS" and "LOSSES" shall mean, for each fiscal year or other period, an amount equal to the Company's net income or loss for such year or period, determined by taking into account only items of Capital Account Gross Income and Capital Account Deduction, and excluding Liquidating Gain and Liquidating Loss, and excluding items that are specifically allocated pursuant to Items 1 through 5 and Item 7 on EXHIBIT B hereto.

     "PROHIBITED TRANSFER" shall have the meaning set forth in Section 15.11 hereof.

     "REGULATIONS" shall mean the federal income tax regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Regulations shall be deemed to refer, if applicable, to their successor regulatory provisions to the extent appropriate in light of the context herein in which such references are used.

     "REGULATORY ALLOCATIONS" shall have the meaning set forth in Item 7 on EXHIBIT B hereto.

     "SALE OF THE COMPANY" shall mean (a) a dissolution, liquidation or sale of substantially all of the assets of the Company, (b) a consolidation or merger of the Company with or into any

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other corporation or other entity or person, or any other corporate reorganization, in which the Members of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or
(c) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred; PROVIDED, HOWEVER, that a "Sale of the Company" shall not include any transaction with an Affiliate or Affiliates of the Company or any consolidation or merger effected exclusively to change the domicile of the Company.

     "SECURITIES ACT" shall have the meaning set forth in Section 19.1 hereof.

     "SELLING HOLDER" shall have the meaning set forth in Section 13.2(a) hereof.

     "SUBORDINATED UNITS" means Subordinated Units of the Partnership (as defined and described in the Partnership Agreement) as such Subordinated Units exist as of the date of this Agreement.

     "SUBSEQUENT CAPITAL CONTRIBUTION" shall mean any Capital Contribution subsequent to a Member's initial Capital Contribution described in Section 3.4.

     "SUBSTITUTE MEMBER" shall mean a Transferee who is admitted as a Member of the Company pursuant to Section 12.3.

     "TAX MATTERS MEMBER" shall have the meaning set forth in Section 11.3(a).

     "TERMINATING HOLDER" shall have the meaning set forth in Section 13.2 hereof.

     "TERMINATION DATE" shall have the meaning set forth in Section 13.2(a) hereof.

     "TOTAL DISABILITY" or "TOTALLY DISABLED" shall mean a Person's physical or mental inability for 180 consecutive days to provide such Person's historic, customary services to the Company, as determined by the Board.

     "TRANSFER" (and related words) shall mean any sale, assignment, gift (outright or in trust), hypothecation, pledge, encumbrance, mortgage, exchange or other disposition, whether voluntary or involuntary, by operation of law or otherwise, of all or any portion of a Member's Membership Interests.

     "TRANSFEREE" shall mean a person who receives a Membership Interest or Membership Interests by means of a Transfer.

     "TRANSFEROR" shall mean a Member whose Membership Interests are subject to a Transfer in whole or in part.

     "UNSOLD PORTION" shall have the meaning set forth in Section 15.4 hereof.

     "VALUATION FORMULA" shall mean the price obtained for a Class B Membership Interest by reference to the following formula:

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     Class B Member's Membership Interest Price = ((CAD x PMI) / CTY) + SCC

               Where:

               CAD means the total distributions paid by the Partnership to the Company with respect to the quarter in which the measurement date occurs, multiplied by four;

               CTY means the total distributions to be paid by the Partnership on each common unit of the Partnership during the quarter in which the measurement date occurs, multiplied by four, and divided by the average closing price of the Partnership's common units for the twenty trading days preceding the measurement date.

               PMI means the Member's Membership Interest expressed as a decimal of the total Membership Interests of the Company.

               SCC means any Subsequent Capital Contributions made by the Member to the extent that distributions by the Partnership with respect to the calendar quarter in which the Class B Member's Membership Interest Price is determined did not include a portion attributable to the additional equity interests issued in connection with such Subsequent Capital Contribution.

For purposes of determining the total distributions to be paid by the Partnership to the Company or on each common unit of the Partnership during a particular quarter, reference shall be made to the distribution that is publicly announced to be paid by the Partnership during the quarter or, if the Partnership has not made such a public announcement, reference shall be made to the distribution that was paid during the immediately preceding quarter.

                                   ARTICLE 2
                                  ORGANIZATION

     2.1 FORMATION OF COMPANY. Pursuant to and under the Act, the Company was formed as a Delaware limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Office of the Secretary of State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 COMPANY NAME. The name of the Company shall be "MarkWest Energy GP, L.L.C.". The business of the Company shall be conducted under such name or under such other name or names as the Company may from time to time determine.

     2.3 TERM. The term of the Company shall commence on the Effective Date and, unless dissolved earlier pursuant to this Agreement, shall continue indefinitely.

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     2.4  BUSINESS PURPOSES. The Company may carry on any lawful businesses and activities as from time to time are permitted under the Act and that the Board deems appropriate; provided, however, the Company shall have no authority to carry on any businesses or engage in any other activities or conduct that would cause the Company to be in violation of the Partnership Agreement. Subject to the limitations expressly set forth in this Agreement, the Company shall have the authority to do any and all acts and things deemed necessary or desirable by the Board to further the Company's purposes and carry on the Company's or the Partnership's business, including the following:

          (a)  acting as the General Partner of the Partnership;

          (b) owning a 2% General Partnership Interest, or such other amounts of the General Partnership Interest, as it from time to time owns, in the Partnership and owning the Incentive Distribution Rights (both as defined in the Partnership Agreement) , except as the transfer of either of such interests may be permitted under the Partnership Agreement;

          (c) entering into any kind of activity and performing contracts of any kind necessary or desirable for the accomplishment of its business (including the business of the Partnership);

          (d) except as restricted in the Partnership Agreement, borrowing money and issuing evidence of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;

          (e) except as restricted in the Partnership Agreement, issuing a guaranty of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;

          (f) acquiring any property, real or personal, in fee or under lease or license, or any rights therein or appurtenant thereto, necessary or desirable for the accomplishment of the business (including the business of the Partnership);

          (g) entering into any such instruments and agreements as the Board may deem necessary or desirable for the ownership, management, operation, leasing and sale of the Company's or the Partnership's property; and

          (h) negotiating and concluding agreements for the sale, exchange, or other disposition of substantially all of the property of the Company, or the refinancing of any loan obligation of the Company.

     The Members hereby specifically consent to and approve the execution and delivery by the Officers of the Company, on its behalf, all loan agreements, notes, security agreements or other documents or instruments, if any, as required by any lender providing funds to the Company or the Partnership and ancillary documents contemplated thereby.

     2.5 POWERS. In furtherance of its business purposes, the Company shall have and may exercise all the powers conferred by the laws of Delaware upon limited liability companies formed under the Act, as now in effect or at any time hereafter amended, which are necessary or

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convenient to the conduct, promotion or attainment of the business purposes set forth in Section 2.4.

     2.6 PLACE OF BUSINESS, AGENT AND OFFICE OF THE COMPANY. The principal business office of the Company shall be 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112. The Company may at any time and from time to time (i) establish (and change as deemed appropriate) a principal business office for the Company within or outside of the State of Colorado, and (ii) establish such additional offices of the Company within or outside the State of Colorado as it may from time to time deem appropriate for the conduct of the Company's business affairs. The Company shall establish a registered office in the State of Delaware, and shall register as a foreign limited liability company and take such other actions as the Company deems necessary or appropriate to allow the Company to conduct business in such jurisdictions as the Company deems appropriate. The Company shall designate initial agents for the service of process in the State of Delaware and such other jurisdictions as the Company deems appropriate, and shall maintain the names and business addresses of such agents in the records of the Company. The Company may from time to time change the designation of any such party who is to serve as such agent and may provide for additional agents for service in such other jurisdictions as the Company deems appropriate.

     2.7 FILING OF FICTITIOUS BUSINESS NAME STATEMENT. The Company shall execute such fictitious business name statement or statements and cause the same to be filed, recorded and/or published, as may be required from time to time (if at all) by applicable law, in the counties or other locations deemed appropriate by the Company.

     2.8 OTHER FILINGS. The Company shall execute, deliver, publish, file and/or record any other instrument(s) as are appropriate in furtherance of the Company's business or as may be required in accordance with applicable law, including but not limited to any certificate or application (or any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company conducts business.

                                   ARTICLE 3
                          CAPITAL AND CAPITAL ACCOUNTS

     3.1 CAPITAL STRUCTURE. The ownership interests in the Company shall be evidenced by Membership Interests, with each Membership Interest evidencing a specific percentage interest in the Company during its existence and in its assets upon its dissolution. The Membership Interests shall be designated as "CLASS A MEMBERSHIP INTERESTS" and "CLASS B MEMBERSHIP INTERESTS," with each such class having the right, powers and privileges as set forth in this Agreement.

     3.2 CLASS A AND CLASS B MEMBERSHIP INTERESTS. A percentage of Class A Membership Interest shall have an equivalent economic interest in the Company as a percentage of Class B Membership Interest. Class A Membership Interests shall only be issued to or held by MarkWest, and any Class B Membership Interests acquired by MarkWest shall, automatically and without any further action on MarkWest's or the Company's part, be converted into equivalent Class A Membership Interests. At its Discretion, MarkWest may convert Class A Membership Interests into Class B Membership Interests for the purposes of distribution or

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transfer of such Membership Interests to other Persons. Class B Membership
Interests shall only be issued to or held by Persons other than MarkWest.

     3.3 INITIAL CAPITAL CONTRIBUTIONS. MarkWest has made the initial capital contributions to the Company as described in and set forth in the Conveyance Agreement.

     3.4  MEMBERS. Following the initial capital contribution of MarkWest under
Section 3.3, above, MarkWest has sold certain Membership Interests to the Persons set forth on EXHIBIT A such that as of the date hereof, all of the Members and their respective Membership Interests in the Company are as reflected in EXHIBIT A attached hereto. Persons may be admitted to the Company as Members, on such terms and conditions as the Board determines at the time of admission, or as otherwise provided in this Agreement. The terms of admission or issuance may provide for the creation of different classes or groups of Members having different rights, powers and duties. Subject to the provisions of Sections 6.8(b)(i) and 18.1, the Board may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers and duties, and such an amendment shall be approved by the Board and executed by the officers of the Company authorized by the Board to execute such amendment. Any such admission is effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member, the Member's ratification of this Agreement and agreement to be bound by it.

     3.5 SUBSEQUENT CAPITAL CONTRIBUTIONS. Except as provided herein with respect to MarkWest, no Member shall be required to make any Subsequent Capital Contribution to the Company, except as may be required under applicable law. If the Company is required to make a capital contribution to the Partnership under the provisions of Section 5.2(b) of the Partnership Agreement, each Class B Member shall have the right to make a Subsequent Capital Contribution to the Company for that purpose in an amount equal to, and only equal to, its Membership Interest percentage of the required capital contribution to the Partnership. If any Class B Member does not make such Subsequent Capital Contribution ("Non-Contributing Member"), then MarkWest will be required to make, in addition to its owns Subsequent Capital Contribution, the amount of the Subsequent Capital Contribution not made by the Non-Contributing Member in order for the Company to make its required contribution to the Partnership. If the Subsequent Capital Contributions made to the Company are other than in proportion to each Member's Membership Interest, then the Membership Interests shall be adjusted to reflect the disproportionate Subsequent Capital Contributions in the following manner:

     MIR = MI(CAD/CTY) + PI(ACC)
           ---------------------
              (CAD/CTY) + ACC

     Where:

     MI is the Member's Membership Interest, as a percentage, before the Subsequent Capital Contributions

     ACC is the total Subsequent Capital Contribution of all Members making a Subsequent Capital Contribution

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     PI is the Member's percentage Subsequent Capital Contribution of the ACC

     MIR is the Member's revised Membership Interest, as a percentage, after the Subsequent Capital Contributions made in order for the Company to make any required contributions under the Partnership Agreement

     3.6 LOANS TO THE COMPANY. Any Member, directly or through an Affiliate, may at any time or from time to time lend funds to the Company with the consent of the Board. Any such loan shall be repayable by the Company to the Member (or its Affiliate, if applicable) at such date or dates as they may agree, and shall bear interest and carry such other terms as they may agree at a fair market interest rate and terms for similar loans between unaffiliated parties. The Members expressly agree and acknowledge that nothing in this Section 3.6 shall be deemed to require or otherwise obligate any Member to make any such loan to the Company. A loan by a Member to the Company shall not increase the interest of the lending Member in the capital of the Company and shall not entitle such Member to any increased share in the Company's capital, Profits or Losses.

     3.7  CAPITAL ACCOUNTS.

          (a) A Capital Account shall be established for each Member and shall be determined and maintained in accordance with the provisions of Code Section 704 and the Regulations thereunder. A Member that has more than one class or series of Membership Interests shall have a single Capital Account that reflects all such class, classes or series of Membership Interests and regardless of time or manner in which such Membership Interests were acquired. In addition to such other adjustments as may be required under this Agreement or pursuant to such Regulations, each Member's Capital Account shall be (a) increased by (i) such Member's Capital Contribution to the Company, plus (ii) the amount of any Profits and Liquidating Gains allocated to such Member and items of Capital Account Gross Income specially allocated to such Member pursuant to Article 5, and (b) decreased by (i) the amount of any Losses and Liquidating Losses allocated to such Member and items of Capital Account Deduction specially allocated to such Member pursuant to Article 5, (ii) the amount of any cash or other assets distributed to such Member by the Company, and (iii) the fair market value, as determined by the Board, of any property distributed, or deemed hereunder to be distributed, to such Member by the Company (net of any liabilities that such Member is considered to assume or take subject to under Code Section 752 upon any such distribution of property).

          (b) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Company asset in kind, the Capital Accounts of all Members and the Company's book carrying value of such Company asset shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Company asset as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such Company asset immediately prior to such distribution and had been allocated to the Members at such time pursuant to Article 5. For purposes of determining such unrealized gain or unrealized loss, the fair market value, as determined by the Board, of Company assets shall be used.

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          (c)  Upon any event described in Regulation Section
1.704-1(b)(2)(iv)(f)(5), the Capital Accounts may, at the Discretion of the Board, be restated to reflect a revaluation of the assets of the Company in order to reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable sale of such assets for their fair market value as determined by the Board.

          (d) Upon any Transfer of Membership Interests, the Transferee shall be credited on the Company's books with the portion of the Transferor's Capital Account that corresponds to the Transferred Membership Interests.

     3.8 GENERAL PROVISIONS REGARDING CAPITAL CONTRIBUTIONS. Except as otherwise expressly provided in this Agreement (a) no Member shall have the right to demand or receive a return of its Capital Contribution, (b) under circumstances requiring hereunder a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, and
(c) no Member shall receive any interest, salary or draw with respect to its Capital Contribution or its Capital Account. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member shall not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

     3.9 LIMITATION ON LIABILITY. Except as otherwise required under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be personally liable for or otherwise obligated with respect to any such debt, obligation or liability of the Company by reason of being a Member of the Company. The Members agree that the rights, duties and obligations of the Members in their capacities as members of the Company are only as set forth in this Agreement and as otherwise arise under the Act. Furthermore, the Members agree that the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights shall not create any duties or obligations of the Member in their capacities as members of the Company, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Members.

                                   ARTICLE 4
                          DISTRIBUTION OF COMPANY FUNDS

     4.1 DISTRIBUTIONS GENERALLY. Except as provided in Section 4.3 hereof, distributions to the Members shall be made only to all Members simultaneously on a PRO RATA basis in accordance with the percentage of Membership Interests held by each Member; PROVIDED, HOWEVER, that any loans from Members pursuant to
Section 3.6 hereof that are then due and payable shall be repaid prior to any distributions to Members. Any distributions by the Company will be made only to Persons who, according to the books and records of the Company, were the Members who were holders of record of Membership Interests in the Company on the date determined by the Board as of which the Members are entitled to the distribution or distributions in question.

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

     4.2 OPERATING DISTRIBUTIONS. Distributions, other than distributions payable in accordance with Sections 4.3 hereof, shall be made at such times and in such amounts equal to all distributions of any nature received by the Company from the Partnership, except for such amounts determined by the Board to be retained for the necessary expenses of the Company and for the reasonable and necessary reserves as determined from time to time by the Board in its sole Discretion.

     4.3 DISTRIBUTIONS ON DISSOLUTION AND WINDING UP. Upon the dissolution and winding up of the Company, the proceeds of liquidation after the payment of creditors as specified in Section 17.2 hereof shall be distributed to all of the Members in accordance with their positive Capital Account balances as property adjusted through the time of distribution.

     4.4 LIMITATION ON DISTRIBUTIONS. Notwithstanding any other provision to the contrary in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate the Act or other applicable law.

     4.5 WITHHOLDING OF TAXES. The Company will withhold taxes from distributions to the extent required to do so by applicable law. Any amounts so withheld and paid or required to be paid to a taxing authority will be treated as if they had been distributed to the Member from whose distribution the amount was withheld.

                                   ARTICLE 5
                                   ALLOCATIONS

     5.1 ALLOCATIONS OF PROFIT AND LOSS. Profit and Loss for a taxable year of the Company, and each item thereof, shall be allocated among the Members on a PRO RATA basis on account of the percentage of Membership Interests held by each Member.

     5.2 ALLOCATIONS OF LIQUIDATING GAIN AND LOSS. Liquidating Gains and Liquidating Losses shall be allocated among the Members so that, to the maximum extent possible, the Members' resulting Capital Account balances are in proportion to the percentage of Membership Interests held by each Member.

     5.3 TRANSFERS. In the event of a transfer of Membership Interests during a taxable year, the Company shall make an interim closing of its books (or, at the election of the applicable transferor and transferee and with the consent of the Board, utilize any other method permitted under Section 706 of the Code) for purposes of determining the allocations and distributions required under this Agreement.

     5.4 ADDITIONAL ALLOCATIONS. Additional allocations shall be made in accordance with the allocation rules set forth in EXHIBIT B hereto.

     5.5 AGREEMENT TO ALLOCATIONS. The Members understand and approve the allocations of tax items set forth in Items 8, 9 and 10 of EXHIBIT B hereto, and agree to report for federal income tax purposes consistently therewith.

     5.6 NONRECOURSE LIABILITIES. For purposes of Regulations Section 1.752-3(a)(3), the Members agree that "EXCESS NONRECOURSE LIABILITIES" of the Company, as defined in

Regulations Section 1.752-3(a)(3), shall be allocated to the Members in proportion to their percentage Membership Interests.

     5.7 NEGATIVE CAPITAL ACCOUNTS. In no event shall any Member be obligated to pay to the Company, any Member or any creditor of the Company any deficit balance in its Capital Account.

                                   ARTICLE 6
                               MEETINGS OF MEMBERS

     6.1 TIME AND PLACE. Any meeting of the Members may be held at such time and place, within or outside the State of Colorado, as may be fixed by the Board or as shall be specified in the notice or waiver of notice of the meeting. If the place for a meeting is not fixed by the Board, such meeting shall be held at the Company's principal office.

     6.2 ANNUAL MEETING. The annual meeting shall be held on the date and at the time and place fixed from time to time by the Board. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

     6.3 SPECIAL MEETING. A special meeting for any purpose or purposes may be called by the Board.

     6.4 RECORD DATE FOR DETERMINATION OF MEMBERSHIP. In order that the Company may determine the Members entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of Members, or entitled to express consent to action in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. The record date for determining the Members entitled to notice of or to vote at any meeting of the Members or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for determining the Members entitled to consent to corporate action in writing without a meeting shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all Members, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining Members entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Company and, when prior action by the Board is required, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action, and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such other purpose. A determination of the Members of record entitled to notice of or to vote at a meeting of Members is effective for any adjournment of the meeting unless the Board fixes a new record date, which the Board shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     6.5 NOTICE TO MEMBERS. Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, except as otherwise required by the Act, either by depositing the notice in the United States mail, addressed to each Member of record entitled to vote at such meeting, postage paid, and registered or certified with return receipt requested, or by delivering the notice to each Member of record entitled to vote at such meeting in person, by courier, or by facsimile transmission. If mailed or delivered by courier, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or when deposited with a reputable overnight courier, addressed to the Member at its address as it appears in the records of the Company. If given by facsimile transmission, such notice shall be deemed to be given when upon receipt of confirmation of a successful facsimile transmission to the facsimile number of the Member as it appears in the records of the Company. If given personally or otherwise than by mail, courier or facsimile transmission, such notice shall be deemed to be given when either handed to the Member or delivered to the Member's address as it appears in the records of the Company. If an annual or special meeting of Members is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 6.4(c) hereof, notice of the adjourned meeting shall be given to persons who are Members as of the new record date.

     6.6 WAIVER. Attendance of a Member, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a Member or Members entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

     6.7 QUORUM. The holders of a majority of the percentage of Membership Interests entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business, except as otherwise provided by the Act. If, however, such a quorum shall not be present at any meeting of Members, the Chairman of the Board or Members entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

     6.8  VOTING RIGHTS.

          (a) The holders of Class A and Class B Membership Interests shall each have the right and power to vote on any and all matters on which the holders of any Membership Interest are entitled to vote. Each Class A Member or Class B Member shall be entitled to that number of votes equal to the percentage of Membership Interests held by such Member. Except as provided in Sections 6.8(b), (c) or (d) hereof or in the Act, Class A and Class B Members shall vote together as a single class on all matters submitted to a vote of Members.

          (b) For so long as any Class A Membership Interests are outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the Class A Members, without any separate consent or voting by the Class B Members as a class, shall be necessary for effecting or validating the following actions:

               (i) Any amendment, alteration, or repeal of any provision of this Agreement;

               (ii) Any authorization, designation or issuance, whether by reclassification or otherwise, of any new Membership Interests;

               (iii) Any transaction involving a Sale of the Company; and

               (iv) Any increase or decrease in the authorized number of members of the Board.

          (c) For so long as any Class A Membership Interests are outstanding, the Class A Members shall be entitled to elect all of the members of the Board (the "CLASS A DIRECTORS") at each meeting or pursuant to each consent of the Members for the election of Directors, and to remove from office such Directors and to fill any vacancy caused by the resignation, death or removal of such Directors.

     6.9 VOTING AND PROXIES. At every meeting of the Members, each Member shall be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the percentage Membership Interests present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act or this Agreement, a different vote is required, in which case such express provision shall govern.

     6.10 ACTION BY CONSENT OF THE MEMBERS. Any action required or permitted to be taken at a meeting of the Members, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding the percentage of Membership Interests as is required by the Act or this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Members at a meeting duly called and held.

     6.11 TELEPHONIC MEETINGS. Members may participate in any meeting of the Members through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

     6.12 COMPENSATION OF MEMBERS. Except as expressly provided in any written agreement between the Company and a Member, no Member shall receive any compensation from the Company for services provided to the Company in its capacity as a Member.

                                   ARTICLE 7
                                   MANAGEMENT

     7.1 MANAGEMENT BY BOARD OF DIRECTORS. The conduct and operation of the Company's business and affairs shall be fully vested in, and managed by, a Board of Directors (the "BOARD"). In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by the Act, this Agreement or applicable law.

     7.2 NUMBER; QUALIFICATION; TENURE. The number of directors constituting the Board shall be 6 (each a "DIRECTOR" and collectively, the "DIRECTORS"), unless otherwise fixed from time to time pursuant to a resolution adopted by a majority of the Directors. A Director need not be a Member. The Directors shall be elected or approved by the Members at an annual meeting of the Members and shall serve as directors of the Company until their death or removal from office or until their successors are elected and qualified. The initial Directors of the Company shall be John M. Fox, Arthur J. Denney, Gerald A. Tywoniuk, Donald
C. Heppermann, William P. Nicoletti and William A. Kellstrom.

     7.3 NOTICE. Written notice of all regular meetings of the Board must be given to all Directors at least 5 calendar days prior to the regular meeting of the Board and two business days prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered either by depositing the notice in the United States mail, addressed to the Director, postage paid, and registered or certified with return receipt requested, or by delivering the notice to each Director in person, by courier, or by facsimile transmission. If mailed or delivered by courier, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or when deposited with a reputable overnight courier, addressed to the Director at his address as it appears in the records of the Company. If given by facsimile transmission, such notice shall be deemed to be given when upon receipt of confirmation of a successful facsimile transmission to the facsimile number of the Director as it appears in the records of the Company. If given personally or otherwise than by mail, courier or facsimile transmission, such notice shall be deemed to be given when either handed to the Director or delivered to the Director's address as it appears in the records of the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

     7.4 REGULAR MEETINGS. The board shall meet at least quarterly, and a regular meeting of the Board shall be held without notice other than this
Section 7.4 immediately after, and at the same place as, the annual meeting of the Members. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

     7.5 SPECIAL MEETINGS. Special Meetings of the Board may be called at any time at a request of the Chairman or of any 3 Directors.

     7.6 ACTION BY CONSENT OF THE BOARD. Any action required or permitted to be taken at a meeting of the Board, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Directors as is required by this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Directors at a meeting duly called and held.

     7.7 TELEPHONIC MEETINGS. Directors may participate in any meeting of the Board through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another. A Director so participating shall be deemed to be present in person at the meeting.

     7.8 QUORUM; VOTING REQUIREMENT. A majority of the Directors, present in person or participating in accordance with Section 7.7 hereof, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. An act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     7.9  COMMITTEES.

          (a) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

          (b) The Board shall have an audit committee comprised of three (3) Directors (the "AUDIT COMMITTEE"), all of whom shall be Independent Directors. The Audit Committee shall establish a written audit committee charter in accordance with the rules of the ASE or other applicable exchanges, and/or the Securities and Exchange Commission, as amended from time to time. The Audit Committee shall review the external financial reporting of the Partnership, recommended engagement of the Partnership's independent auditors and review procedures for internal auditing and the adequacy of the Partnership's internal accounting controls.

          (c)  The Board shall have a compensation committee comprised of three
(3) Directors (the "COMPENSATION COMMITTEE"), all of whom shall be Independent Directors. The Compensation Committee shall be charged with setting compensation for officers of the Company and the Partnership, as well as administering any Incentive Plans put in place by the Company or the Partnership.

          (d) The Board shall have a conflicts committee comprised of no fewer than 2 Directors (the "CONFLICTS COMMITTEE"), who shall be Conflicts Directors. The Conflicts Committee shall review, and approve or disapprove, transactions in which a potential conflict of interest exists or arises between the Company, or any of its Affiliates, on the one hand, and the Partnership, MarkWest Energy Operating Company, L.L.C., any Partner of the Partnership or any Assignee (as defined in the Partnership Agreement) all in accordance with the applicable provisions of the Partnership Agreement Any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall be conclusively deemed to be fair and reasonable to the Partnership, and not a breach by the Company of any fiduciary or other duties owed to the Partnership by the Company.

          (e) A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.3 hereof. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

     7.10 VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS. Unless otherwise provided by this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until the next annual election and until death or removal from office or until their successor shall be duly elected and qualified.

     7.11 REMOVAL. Any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the percentage of Membership Interests then entitled to vote at an election of Directors.

     7.12 COMPENSATION OF DIRECTORS. Except as expressly provided in any written agreement between the Company and a Director or by resolution of the Board, no Director shall receive any compensation from the Company for services provided to the Company in its capacity as a Director, except that each Director shall be compensated for attendance at Board meetings at rates of compensation as from time to time established by the Board. In addition to the foregoing, the members of the Conflicts Committee shall receive such additional compensation as from time to time established by the Board.

                                    ARTICLE 8
                                    OFFICERS

     8.1 ELECTED OFFICERS. The executive officers of the Company shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Company shall be a Chairman of the Board, a President and Chief Executive Officer, a Secretary, a Chief Financial Officer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 8. Any Person may be selected by the Board to hold multiple offices. The Board or any committee thereof may from time to time elect, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or such committee, as the case may be.

     8.2 ELECTION AND TERM OF OFFICE. The elected officers of the Company shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the Members. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 8.8 hereof.

     8.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Members and of the Board. The Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act. The Chairman of the Board shall have the power to enter into binding contracts on behalf of the Company.

     8.4 PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Members and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President and Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board or any Vice Chairman elected by the Board, perform all duties of the Chairman of the Board and preside at all meetings of Members and of the Board.

     8.5 VICE PRESIDENTS. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

     8.6 CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS. The Chief Financial Officer shall act as the Chief Financial Officer of the Company and shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Chief Financial Officer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Chief Financial Officer shall, in general, perform all duties incident to the office of the Chief Financial Officer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board. Assistant Treasurers shall have such of the authority and perform such of the duties of the Chief Financial Officer as may be provided in this Agreement or assigned to them by the Board or the Chief Financial Officer. Assistant Treasurers shall assist the Chief Financial Officer in the performance of the duties assigned to the Chief Financial Officer, and in assisting the Chief Financial Officer, each Assistant Treasurer shall for such purpose have the powers of the Chief Financial Officer. During the Chief Financial Officer's absence or inability, the Chief Financial

Officer's authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.

     8.7 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

     8.8 REMOVAL. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     8.9 VACANCIES. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

                                    ARTICLE 9
                                 INDEMNIFICATION

     9.1  LIABILITY, EXCULPATION AND INDEMNIFICATION.

          (a) No Covered Person shall be liable to the Company, the Partnership or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company or the Partnership and in a manner reasonably believed by the Covered Person to be within the scope of authority conferred on such Covered Person by the Act or this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company, the records of the Partnership, and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

          (c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Partnership, or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company, the Partnership or to any other Covered Person for its good faith reliance on the provisions this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          (d) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company or on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this subsection (d) shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

          (e) The Company may purchase and maintain insurance, to the extent and in such amounts as the Company determines to be reasonable, on behalf of Covered Persons and such other persons as the Company shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Covered Person or other indemnitee in connection with the activities of the Company or such indemnitees. The Company may enter into indemnity contracts with Covered Persons or other indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations and containing such other procedures regarding indemnification as are appropriate.

                                   ARTICLE 10
                                OTHER ACTIVITIES

     10.1 OTHER ACTIVITIES OF THE CLASS B MEMBERS. Each Class B Member acknowledges, agrees and understands that, from and after the date of this Agreement (or, in the case of any new Member or Substitute Member, from and after the date such Person becomes a Class B Member), the ability of such Class B Member and any of its Affiliates to engage in business activities that may be the same as or similar to and may compete with the Company's business (herein "OTHER SIMILAR ACTIVITIES") shall be limited, restricted and prohibited in accordance with the provisions set forth in the Non-Competition, Non-Solicitation and Confidentiality Agreements between the Class B Member and MarkWest.

     10.2 OTHER ACTIVITIES OF THE CLASS A MEMBER. The Members acknowledge, agree and understand that the Class A Member and its Affiliates have heretofore engaged and may hereafter engage in Other Similar Activities. Each of the Members hereby agrees that nothing in this Agreement or in the business relationship between the Members established hereunder shall be deemed to prohibit the Class A Member or any of its Affiliates from engaging in such Other Similar Activities; PROVIDED, HOWEVER, that nothing in this Agreement shall prevent the Company and the Class A Member from entering into any agreement that limits, restricts or prohibits the Class A Member from engaging in Other Similar Activities.

     10.3 CONTRACTS WITH THE COMPANY. Subject to the approval of the Company, any Member or Director or any of their respective Affiliates may directly or indirectly, through one or more corporations, partnerships or other entities in which such Person has an interest, contract with the Company for any purpose in furtherance of the business of the Company.

                                   ARTICLE 11
                                      TAXES

     11.1 TAX RETURNS. The Tax Matters Member shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns.

     11.2 TAX ELECTIONS.

          (a) The Company shall make the following elections on the appropriate tax returns:

               (i) to adopt as the Company's fiscal year the calendar year;

               (ii) to adopt the accrual method of accounting;

               (iii) to make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Tax Matters Member's determination that such revocation is in the best interests of the Members;

               (iv) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

               (v) any other election the Board may deem appropriate.

          (b) Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

     11.3 TAX MATTERS MEMBER.

          (a) MarkWest, or such other Member selected by the Board, shall act as the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "TAX MATTERS MEMBER"). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each Member to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

          (b) The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by applicable law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

          (c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

          (d) No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may, subject to Section 5.5 hereof, file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed.

          (e) If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

                                   ARTICLE 12
                         TRANSFER OF MEMBERS' INTERESTS;
                         ADMISSION OF ADDITIONAL MEMBERS

     12.1 RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS. Except as provided in Section 12.2 hereof, no Member may Transfer all or any portion of its Membership Interests, to any Person (other than pursuant to Section 12.1, (a), below, to a Person who at the time is already a Member of the Company) without obtaining the approval of the Class A Members, which approval or disapproval shall be in the Class A Member's Discretion. Any attempted Transfer of any Membership Interest, other than in strict accordance with this Article 12, shall be, and is hereby declared, null and void AB INITIO, and the purported Transferee shall not (a) be admitted as a Member, (b) be deemed to be an Assignee of the Membership Interests purported to be Transferred, or (c) have any rights to share in Profits or Losses, to receive any distributions, or to receive any allocations of income, gain, loss, deduction or credit or other similar items with respect to the Membership Interests purported to be Transferred. Any Member who purports to effect a Transfer of Membership Interests without fully complying with the provisions of this Article 12 shall have breached his or her contractual obligations hereunder and shall be liable to the remaining Members for any damages caused thereby, including legal fees and other costs incurred by the Company and/or such other Members incident to or in any manner attributable to such noncomplying Transfer. If, notwithstanding the prohibition hereunder, applicable law requires that a Transfer of Membership Interests in breach of this Article 12 must be given effect, the Transferee of such noncomplying Transfer shall have only the rights of an Assignee, the Membership Interests so Transferred shall be subject to the repurchase provisions of Section 12.9 hereof, and shall also be subject to such legal and equitable remedies as may be available to the Company and the remaining Members. The Members acknowledge and understand that interests in the Company cannot be readily purchased or sold in the open market, and that each of the Members has entered into this Agreement in substantial reliance upon the strict enforcement of the covenants and conditions of this Agreement. Because of such limited marketability of interests, such substantial reliance on the covenants and conditions hereof, and the unique relationship that exists among Members entering into a common business venture, among other reasons, it is expressly agreed and acknowledged that the Members will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the Transfer of Membership Interests, whether any such Transfer is being carried out or contemplated, an injunction may be issued restraining such Transfer pending the determination of such controversy. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

          (a) If a Class B Member ("Offeror") desires to sell all or a portion of its Class B Membership Interests to a Person, who prior to such sale is already a Class B Member ("Transferee"), then:

               (1) The Offeror shall give MarkWest written notice (the "Offer Notice") which shall include a copy of the offer from the Transferee that the Offeror is willing to accept ("Purchase Offer") for the purchase of its interests (the "Offered Interest") and offer to sell the Offered Interest to MarkWest for the price contained in the offer that such party is willing to accept ("Offer Price") and in accordance with the same terms as those contained in the Purchase Offer.


               (2) The offer to MarkWest shall be irrevocable for a period ending at 5:00 p.m. Mountain Time on the thirtieth (30th) Day following the Day the Offer Notice is delivered (the "Offer Period").


               (3) In the event that the offer to sell the Offered Interest is accepted by MarkWest, the closing date of the sale of the Offered Interest so accepted shall take place within thirty
                    (30) days after the offer is accepted or, if later, the date of the closing set forth in the Purchase Offer. The Offeror and MarkWest shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interest.

               (4) If the offer is rejected, the Offeror may sell the Offered Interest so rejected to the Transferee identified in the Purchase Offer at any time within sixty (60) days after the last day of the Offer Period; provided that such sale shall be made on terms no more favorable to that Transferee than the terms contained in the Purchase Offer

     12.2 RIGHTS OF MARKWEST TO TRANSFER MEMBERSHIP INTERESTS. Subject to the obligations set forth in Article 15 hereof, MarkWest shall have the right to transfer all or a portion of the Membership Interests held by MarkWest to any Person without the approval of the Board or any other Member. Upon a Transfer of Membership Interests held by MarkWest in accordance with this Section 12.2, the Transferee shall be admitted as a Substitute Member without further approval of the Board or the other Members but otherwise in accordance with this Article 12.

     12.3 SUBSTITUTE MEMBERS.

          (a) If a Member Transfers all or any portion of its Membership Interests to a Person who is not already a Member, the Board shall have the right and authority (but, except as provided in Section 12.2 hereof, not the obligation) to cause the Transferee to be admitted as a Member, subject to the requirements set forth in this Section 12.3. Except in the case of a Transferee that is already a Member, no Member shall have the right to substitute a Transferee (including Transferees pursuant to Transfers permitted by Section 12.1) as a Member in his place unless:

               (i) the Transferor gives the Transferee such right in writing;

               (ii) except for Transfers pursuant to Section 12.2 hereof, for which no Board approval shall be required, the admission of the Transferee as a Substitute Member is approved by the Board, which approval may be granted or withheld in the Discretion of the Board; and

               (iii) the Transferee and the Transferor execute and deliver such instruments, in form and substance satisfactory to the Company, as the Company may deem necessary or desirable to effect such substitution and to confirm the agreement of the Transferee to be bound by all of the terms and provisions of this Agreement.

          (b) A Transferee who has been admitted as a Substitute Member in accordance with this Section 12.3 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member holding the same class of Membership Interests under this Agreement and shall become a signatory hereto.

          (c) The Company and the Members shall be entitled to treat the record owner of any Membership Interests as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Membership Interests has been received, accepted and approved by the Company and recorded on the books of the Company.

     12.4 ASSIGNEES. Unless admitted as a Substitute Member, no Transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in this
Section 12.4. If any Transferee, including any permitted Transferee under
Section 12.1, is not admitted as a Substitute Member in accordance with the provisions of Section 12.3, such Transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a Member's interest under the Act, including the right to receive distributions from the Company and the share of Profits and Losses attributable to the Membership Interests assigned to such Transferee, and the rights to transfer the Membership Interests provided in this Article, but shall not be deemed to be a holder of a Membership Interests or any other purpose under this Agreement and shall not be entitled to vote or otherwise to effect a consent with respect to such Membership Interests on any matter presented to the Members for approval (such power and right to make such consents remaining with the Transferor Member). In the event any such Transferee desires to make a further assignment of any such Membership Interests, such Transferee shall be subject to all the provisions of this Article 12 to the same extent and in the same manner as any Member desiring to make an assignment of Membership Interests.

     12.5 REQUIREMENTS APPLICABLE TO ALL TRANSFERS. Any Transfer of Membership Interests and any admission of Transferee as a Member shall also be subject to the following requirements, and such Transfer (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the Board, in its Discretion, may waive any of the following requirements:

          (a) The following documents must be delivered to the Board and must be satisfactory, in form and substance, to the Board:

               (i) A copy of the instrument pursuant to which the Transfer is effected.

               (ii) An instrument, executed by the Transferor and the Transferee, containing the following information and agreements, to the extent they are not contained in the instrument described in
          Section 12.3(a)(i):

                    (A) the notice address of the Transferee;

                    (B) the class of Membership Interests transferred to the
               Transferee;

                    (C) the Membership Interest to be transferred expressed as a percentage of the Membership Interests outstanding; and

                    (D) representations and warranties by the Transferor and
               Transferee:

                         (1) that the Transfer (and admission, if applicable) is
                    being made in accordance with applicable laws, and

                         (2) that the matters set forth in Section 12.5(a)(i)
                    and this Section 12.5(a)(ii) are true and correct.

               (iii) Such opinions of counsel regarding tax and securities law matters as the Board, in its Discretion, may require.

          (b) The Transferor and Transferee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Transfer and, if applicable, admission of the Transferee as a Member, including the legal fees incurred in connection with the legal opinions referred to in Section 12.5(a)(iii) and costs incurred in amending this Agreement and/or the Company's Certificate of Formation.

          (c) Any Transferee, whether or not admitted as a Substitute Member, shall take the Transferred Membership Interests subject to the obligations of the Transferor hereunder.

          (d) As a condition to the consummation of the Transfer, the Transferor shall repay any indebtedness incurred in connection with the purchase of the Membership Interests Transferred.

     12.6 RELEASE OF TRANSFEROR'S LIABILITY. No Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Transferor are assumed by a successor corporation by operation of law) shall relieve the Transferor of its obligations under this Agreement without the approval of the Board in its Discretion.

     12.7 PROHIBITION AGAINST HYPOTHECATION. No part of a Class B Member's Membership Interests shall be subject to the claims of any creditor or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except (a) as may be authorized by the Board, or (b) claims in favor of MarkWest arising from MarkWest lending a portion of the purchase price to a Class B Member in connection with the Class B Member's acquisition of its Membership Interest. Any attempted grant of a security interest in any Membership Interests by a Member in violation of this Agreement shall be a breach of this Agreement and such attempted grant shall be, and is hereby declared, null and void AB INITIO.

     12.8 FURTHER ADMISSIONS OF ADDITIONAL MEMBERS. The Company may authorize the issuance of additional Membership Interests to any Person at any time for such consideration as the Company deems appropriate. The issuance of additional Membership Interests to any Person who is not then a Member shall be subject to the approval of the holders of at least 51% of the Class A Membership Interests then outstanding. If Membership Interests are issued hereunder to any Person who is not already a Member, any such new Member shall, as a condition to admission, execute and acknowledge such instruments as the Company determines to be necessary or advisable to effect the admission of such Person as a Member, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement.

     12.9 OPTION TO REPURCHASE MEMBERSHIP INTERESTS ASSIGNED BY OPERATION OF LAW IN VIOLATION OF ARTICLE 12. If, notwithstanding the prohibition set forth in
Section 12.1 hereof, applicable law requires that a Transfer of Membership Interests in breach of this Article 12 must be given effect, the Company shall have, for a period of five (5) years following the date of such Transfer, the right to purchase from the Transferee of such noncomplying Transfer the Membership Interests so Transferred at the price established by the Valuation Formula calculated as of the date the Transfer occurred ("Transfer Date"). If the Company exercises the right to repurchase Membership Interests pursuant to this Section 12.9, the purchase price shall be paid by the Company to the Transferee of such noncomplying Transfer within 60 days after making an election to repurchase such Membership Interests in, at MarkWest's Discretion, in either or any combination of the following:

               (A) cash, by wire transfer of immediately available funds of MarkWest;

               (B) delivery of common units or Subordinated Units of the Partnership with a value as of the Transfer Date, based on the average closing price of the Partnership's common units for the twenty trading days preceding the Transfer Date.

     12.10 GENERAL PROVISIONS.

          (a) No Member may withdraw from the Company other than (i) as a result of a permitted Transfer of all of such Member's Membership Interests in accordance with this Article 12 with respect to which the Transferee becomes a Substitute Member in place of the Transferor, or (ii) upon the purchase of all of a Member's Mandatory Sale Membership Interests in the case of a Terminating Holder. Any Member who Transfers all of his or her Membership Interests in a Transfer (A) permitted pursuant to this Article 12 where the Transferee is admitted as a Substitute Member, or (B) pursuant to a Mandatory Sale, shall cease to be a Member as of the effective date of the transfer.

          (b) All distributions with respect to which the record date is before the date of any Transfer shall be made to the Transferor, and all distributions thereafter shall be made to the Transferee.

          (c) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of Membership Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Membership Interests, or (ii) in violation of applicable law.

                                   ARTICLE 13
                    PURCHASE OF CLASS B MEMBERSHIP INTERESTS

     13.1 CALL RIGHT UPON CHANGE OF CONTROL OF MARKWEST OR THE COMPANY. If MarkWest or the Company undergoes a Change of Control, then MarkWest may make an election, during the Call Period, to cause all Class B Members, to sell all, but not less than all, of each holder's Class B Membership Interests at the Call Price and on the Call Terms.

          (a) Elections by MarkWest to cause a Class B Member to sell all of such Member's Class B Membership Interests (a "CALL ELECTION") may be made during the period beginning on the date of the Change of Control of MarkWest and ending on the date that is 30 days after such Change of Control (the "CALL PERIOD"). If MarkWest desires to make a Call Election, it shall give written notice to the Class B Member whose Class B Membership Interests are to be purchased (a "SELLING HOLDER") at its principal residence within the Call Period that MarkWest desires to make a Call Election. Such notice shall state the percentage of Membership Interests held by the Selling Holder and the Call Price claimed by MarkWest to be applicable to such Call Election.

          (b) The price (the "CALL PRICE") at which the Selling Holder shall be obligated to sell its Class B Membership Interests that are subject to any Call Election (the "CALL MEMBERSHIP INTERESTS") shall be (i) in the event that the Change of Control of the Company occurs as a result of the sale of 50% or more of MarkWest's Class A Membership Interests in accordance with Section 15.1, at the same price, on a PRO RATA basis, and the same terms and conditions, on which MarkWest is selling its Class A Membership Interests, and (ii) in all other events, the price established by the Valuation Formula calculated as of the date of the Change of Control.

          (c) MarkWest shall purchase the Call Membership Interests in the following manner (the "CALL TERMS"):

               (i) The Call Price shall be paid to an Selling Holder in cash by wire transfer of immediately available funds within 30 days following MarkWest's delivery of a Call Election;

               (ii) Each Selling Holder shall, as a condition to receiving the Call Price, deliver such instruments, in form and substance satisfactory to MarkWest, as MarkWest may deem necessary or desirable to effect the purchase of the Call Membership Interests; and

               (iii) MarkWest and the Selling Holder shall comply with the provisions of Section 12.5 hereof regarding Transfers; provided, MarkWest shall pay the costs set forth in Section 12.5 (d).

          (d) The purchase by MarkWest of any Call Membership Interests shall be deemed to have been made at the close of business on the date of delivery of such documents effectuating Transfer and the Selling Holder's receipt of the Call Price, and from and after such date, all rights of the holder of the Call Membership Interests shall accrue to the benefit of MarkWest.

     13.2 PUT RIGHTS OF CLASS B MEMBERS. If:

     (A)  either MarkWest or the Company undergoes a Change of Control, or

     (B) additional Membership Interests are issued pursuant to Section 12.8, and if the issuance of additional Membership Interests, on a PRO FORMA basis, decreases the distributions to all then existing Members, or

     (C) any amendment, alteration or repeal of any provisions of this Agreement is undertaken in accordance with Section 6.8(b), or Section 18.1, which materially and adversely affects the then existing rights, duties, obligations or restrictions of the Class B Members, or

     (D) a Class B Member (i) becomes Totally Disabled while a Director, officer or employee of the Company, of MarkWest or of any of their Affiliates, or (ii) dies, or (iii) retires as a Director, officer or employee of the Company, of MarkWest or of any of their Affiliates after reaching the age of 60 years,

(each being referred to as a "PUT EVENT"), then, with respect to Put Events described in (A), (B) and (C), above, each Class B Member, and with respect to a Put Event described in (D), above, the affected Class B Member or his estate, may make an election, during the Put Period, to cause MarkWest to purchase all, but not less than all, of that Class B Member's Membership Interests at the Put Price and on the Put Terms. MarkWest will give prompt written notice to each Class B Member upon the occurrence of any Put Event described in (A), (B) or
(C), above ("PUT EVENT NOTICE").

          (a) Elections by a Class B Member, or his estate, to sell all of such Member's Class B Membership Interests (a "PUT ELECTION") may be made (i) for a Put Event described in (D), above, during the period beginning on the date of the applicable Put Event and ending on the date that is 120 days after the Put Event, and (ii) for a Put Event described in (A), (B), or (C), above, during the period beginning on the date of receipt of the applicable Put Event Notice and ending on the date that is 30 days after the date of receipt of the Put Event Notice, (in each case, the "PUT PERIOD"). A Class B Member, or his estate, who elects to sell its Class B Membership Interests (a "SELLING HOLDER") shall provide notice to MarkWest within the Put Period.

          (b) The price (the "PUT PRICE") at which MarkWest shall be obligated to purchase the Class B Membership Interests that are subject to any Put Election (the "PUT MEMBERSHIP INTERESTS") shall be the price established under the terms of this Agreement as it existed immediately prior to the Put Event and by the Valuation Formula calculated as of the date of the Put Event.

          (c) MarkWest shall purchase the Put Membership Interests in the following manner (the "PUT TERMS"):

               (i) The Put Price shall be paid to a Selling Holder in either or any combination of the following:

                    (A) in cash by wire transfer of immediately available funds within 30 days following delivery of a Put Election; or

                    (B) by delivery of common units and/or Subordinated Units, owned by MarkWest, (if the Subordinated Units have been receiving the same distributions under the Partnership Agreement as the common units during the immediately preceding 4 quarters) of the Partnership with a value as of the Put Event, based on the average closing price of the Partnership's common units for the twenty trading days preceding the date of the Put Event, equal to the Put Price. It is provided, however, that Subordinated Units cannot comprise more than 70% of the payment of the Put Price.

               (ii) Each Selling Holder shall, as a condition to receiving the Put Price, deliver such instruments, in form and substance satisfactory to MarkWest, as MarkWest may deem necessary or desirable to effect the purchase of the Put Membership Interests; and

               (iii) MarkWest and the Selling Holder shall comply with the provisions of Section 12.5 hereof regarding Transfers.

The purchase by MarkWest of any Call Membership Interests shall be deemed to have been made at the close of business on the date of delivery of such documents effectuating Transfer and the Selling Holder's receipt of the Call Price, and from and after such date, all rights of the holder of the Call Membership Interests shall accrue to the benefit of MarkWest.

     13.3 OPTIONAL PURCHASE OF CLASS B MEMBERSHIP INTERESTS. If a Class B Member ceases to be a Director, officer or employee of the Company, of MarkWest or of any of their Affiliates, whether voluntarily or involuntarily, (a "TERMINATING HOLDER"), then, at the election and option of MarkWest such Terminating Holder shall sell to MarkWest (a "MANDATORY SALE") all of such Terminating Holder's Class B Membership Interests at the Mandatory Sale Price and on the Mandatory Sale Terms. MarkWest shall have the right to exercise its right to purchase those Membership Interests for a period following the date such Terminating Holder ceased to be a Director, officer or employee of the Company ("Termination Date") until 12 months following the Termination Date. To exercise this right, MarkWest will provide a written notice to the applicable Class B Member ("MANDATORY SALE NOTICE").

          (a) The price (the "MANDATORY SALE PRICE") at which a Terminating Holder shall be obligated to sell its Class B Membership Interests that are subject to any Mandatory Sale (the "MANDATORY SALE MEMBERSHIP Interests") shall be the price established by the Valuation Formula calculated as of the date of the Mandatory Sale Notice.

          (b) If MarkWest has elected to purchase any Mandatory Sale Membership Interests, MarkWest shall purchase the Mandatory Sale Membership Interests in the following manner (the "MANDATORY SALE TERMS"):

               (i) The Mandatory Sale Price shall be paid to a Terminating Holder within 30 days following the date of the Mandatory Sale Notice, in MarkWest's Discretion:

                    (A) cash by wire transfer of immediately available funds of MarkWest;

                    (B) cash by wire transfer of immediately available funds of a third party (including, but not limited to, a Member) selected by MarkWest who agrees to purchase the Mandatory Sale Membership Interests from the Terminating Holder; or

                    (C) delivery of common units of the Partnership owned by MarkWest with a value based on the average closing price of the Partnership's common units for the twenty trading days preceding the date of the Mandatory Sale Notice, equal to the Mandatory Sale Price.

               (ii) Each Terminating Holder shall, as a condition to receiving the Mandatory Sale Price, deliver such instruments, in form and substance satisfactory to MarkWest, as MarkWest may deem necessary or desirable to effect the purchase of the Mandatory Sale Membership Interests.

               (iii) MarkWest and the Selling Holder shall comply with the provisions of Section 12.5 hereof regarding Transfers; provided, MarkWest shall pay the costs set forth in Section 12.5 (d).

          (c) The purchase by MarkWest of any Mandatory Sale Membership Interests shall be deemed to have been made at the close of business on the date of delivery of such documents effectuating Transfer and the Terminating Holder's receipt of the Mandatory Sale Price, and from and after such date, all rights of the Terminating Holder with respect to the Mandatory Sale Membership Interests shall cease and be of no further effect.

                                   ARTICLE 14
                                PREEMPTIVE RIGHTS

     14.1 GRANT OF PREEMPTIVE RIGHTS. The Company hereby grants to each Member the right on the terms and conditions set forth in this Article 14 to purchase such Member's PRO RATA share of New Membership Interests that the Company may, after the date hereof, from time to time, propose to sell and issue for cash consideration.

     14.2 DEFINITION OF "NEW MEMBERSHIP INTERESTS." "NEW MEMBERSHIP INTERESTS" shall mean any newly authorized and not then issued Membership Interests; PROVIDED HOWEVER, that the term "NEW MEMBERSHIP INTERESTS" does not include, and the following circumstances shall not give rise to any preemptive rights of the
Members:

          (a) Membership Interests issued to financial institutions (including MarkWest) as consideration for or in connection with any credit facilities obtained by the Company or the Partnership;

          (b) Membership Interests purchased by MarkWest pursuant to any Mandatory Sale or otherwise;

          (c) Membership Interests issued in order to ensure compliance with any of the Company's or the Partnership's debt instruments or credit agreements;

          (d) Membership Interests issued or to be issued to Directors, employees or officers of, or consultants or advisors to the Company or the Partnership pursuant to stock purchase or equity option plans or other arrangements that are approved by the Board;

          (e) Membership Interests issued upon the conversion or exercise of options or other rights that were issued in compliance with this Article 14; and

          (f)  Membership Interests issued to new Members in compliance with
Section 12.8.

     14.3 TERMS OF THE PREEMPTIVE RIGHTS OFFERING. If the Company proposes to undertake an issuance of New Membership Interests, it shall give the Members written notice of such proposal describing the type of New Membership Interests, the cash consideration to be paid for the New Membership Interests and the general terms upon which the Company proposes to issue the New Membership Interests. Each of the Members shall have thirty (30) days from the date of receipt of the notice to agree to purchase up to its PRO RATA share of such New Membership Interests for the cash consideration and upon the general terms specified in the notice by giving written notice to the Company that states the quantity of New Membership Interests to be purchased. If any Class B Member elects to purchase less than its PRO RATA share of the New Membership Interests so offered, the PRO RATA share of the Class B Member not so purchased will be purchased within such period by MarkWest.

                                   ARTICLE 15
                               CO-SALE OBLIGATIONS

     15.1 SALES BY MARKWEST. If MarkWest proposes to Transfer 50% or more of its Class A Membership Interests in one or more related arms'-length transactions, other than a transaction specified in Section 15.6 hereof, to any Person that is not an Affiliate of MarkWest, then MarkWest may give written notice (the "CO-SALE NOTICE") to the Company and to each of the Class B Members, which if given shall be at least 20 calendar days prior to the closing of such Transfer. The Co-Sale Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the nature of such Transfer, the consideration to be paid, whether such consideration is to be paid in one lump sum or installments, the name and address of each prospective Transferee, and the other material terms of the Transfer (the "CO-SALE TERMS").

     15.2 CO-SALE OBLIGATIONS. Upon the Co-Sale Notice, each Class B Member shall be required to participate in such Transfer by Transferring Class B Membership Interests on the same terms and conditions specified in the Co-Sale Notice (the "CO-SALE OBLIGATION").

     15.3 DELIVERY OF DOCUMENTS TO EFFECTUATE TRANSFER. Each Class B Member shall effect its participation in the Transfer by promptly delivering to MarkWest such instruments, in form and substance satisfactory to MarkWest, as MarkWest may deem necessary or desirable to effect the Transfer specified in the Co-Sale Notice.

     15.4 CONSUMMATION OF TRANSFER. Concurrently with the consummation of the Transfer specified in the Co-Sale Notice, MarkWest shall remit or cause to be remitted to each Class B Member that portion of the Transfer consideration to which such Class B Member is entitled by reason of his participation in such Transfer.

     15.5 EXEMPT TRANSFERS. Notwithstanding the foregoing, the provisions of this Section 15.1 shall not apply to (i) any pledge of Class A Membership Interests made pursuant to a bona fide loan transaction that creates a mere security interest, or (ii) any bona fide gift; PROVIDED, HOWEVER, that in the event of a Transfer of all of MarkWest's Class A Membership Interests made pursuant to Section 15.1 hereof, the Transferee shall own the Class A Membership Interests subject to the rights and obligations of this Section 15.1 and the Transferee shall be substituted for "MarkWest" for purposes of Section 15.1 of this Agreement.

     15.6 SALE OF THE COMPANY. If the Board and the Class A Members approve a Sale of the Company (an "APPROVED SALE"), each Member shall raise no objections against such Approved Sale and shall transfer, sell or exchange its Membership Interests as required under the Approved Sale on the terms and conditions approved by the Board and the Class A Members. Each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     15.7 CONDITIONS TO OBLIGATIONS UPON AN APPROVED SALE. The obligations of each Member with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (a) upon the consummation of the Approved Sale, each Membership

Interest shall receive the same form of consideration and the same PRO RATA consideration as the other Membership Interests, (b) if any Members are given an option as to the form and PRO RATA consideration to be received, each Member shall be given the same option, (c) each holder of then currently exercisable rights to acquire Membership Interests shall be given an opportunity to either
(A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Membership Interests, or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the same PRO RATA consideration received by Members in connection with the Approved Sale less the exercise price of such rights to acquire such Membership Interests, and (d) no Member shall be obligated to make any representations or warranties in connection with such Approved Sale (other than representations as to itself and its ownership of the Membership Interests held by such Member) or to provide indemnities with respect to such Approved Sale.

     15.8 TERMINATION OF RIGHTS CONFERRED IN THIS ARTICLE 15. The provisions of this Article 15 shall terminate upon the closing of the Company's sale of all or substantially all of its assets or the acquisition by the Company by another entity by means of a merger or consolidation resulting in the exchange of Membership Interests for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

                                   ARTICLE 16
                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

     16.1 PREPARATION AND MAINTENANCE OF BOOKS AND RECORDS. The Company shall prepare and maintain records and books of account covering such matters relative to the Company's business as are usually entered into records and books of account maintained by limited liability companies engaged in businesses of like character. The Company's books and records shall be maintained in accordance with partnership accounting practices and procedures and shall incorporate such method of tax accounting as the Company determines is permissible and would be in the best interests of the Company. COMPANY DOCUMENTATION REQUIREMENTS. The Company shall keep at its principal office the following:

          (a) A current list of the full name and last known business or residence address of each Member and Assignee (if any) set forth in alphabetical order together with the contribution of each Member and Assignee;

          (b) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

          (c) A copy of the Certificate of Formation and all amendments thereto;

          (d)  Copies of this Agreement and all amendments thereto;

          (e) The books and records of the Company as they relate to the business affairs and operations of the Company for the current and the four most recent fiscal years; and

          (f) Any other books and records that the Company is required to maintain under the Act or other applicable law.

     16.3 FISCAL YEAR. The Fiscal Year of the Company shall be the calendar year.

     16.4 COMPANY FUNDS. The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Board. All withdrawals from any such bank accounts shall be made by the duly authorized agent or agents of the Company.

     16.5 STATEMENTS.

          (a) The Company shall cause to be prepared at least annually, at Company expense, the information related to the Company's business activities necessary for the preparation of each Members' federal and state income tax returns, and upon the written request of a Member, the Company shall send or cause to be sent such information relevant for such Member to each requesting Member within 90 days after the end of each taxable year, unless the Company reasonably determines there is good reason to defer the sending of such information, but in no event shall such information be sent to such Member later than 180 days after the end of the taxable year. If the Company deems it required or desirable, a copy of the Company's federal, state and/or local income tax or information returns for that year shall also be sent to such Member along with such information.

          (b) The Company shall provide to the Members such annual or other periodic reports on its business and financial affairs as may be required under the Act, other applicable law, or as otherwise deemed appropriate by the Board.

          (c) In addition to the information, reports and statements furnished to the Members pursuant to subsections 16.5(a) and (b) hereof, the Company shall obtain an annual audit of the Company certified to by an independent certified public accountant, which shall be transmitted by the Company to each requesting Member within three months after the close of each fiscal year, containing, at a minimum:

               (i) a balance sheet of the Company as of the beginning and close of such fiscal year;

               (ii) a statement of Company Profits and Losses for such fiscal year; and

               (iii) a statement of such Member's Capital Account as of the close of such fiscal year, and changes therein during such fiscal year.

                                   ARTICLE 17
                   DISSOLUTION AND TERMINATION OF THE COMPANY

     17.1 DISSOLUTION. The death, dissolution, bankruptcy, expulsion or removal of a Member shall not cause the dissolution of the Company, and upon any such event the business of the Company shall continue to be conducted pursuant to the terms of this Agreement. The

Company shall be dissolved and its affairs wound up on the happening of any of the following events (herein each a "DISSOLUTION EVENT"):

          (a) By an election by the Members holding two-thirds of the Membership Interests, to dissolve the Company;

          (b) The entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act; or

          (c) The occurrence of any event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in a limited liability company form.

     17.2 WINDING UP AND LIQUIDATION. Upon the occurrence of a Dissolution Event, the Class A Members shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business of the Company to be wound up as promptly as possible. To the extent permitted by the Act, the proceeds of such liquidation shall be applied, first, to creditors in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment), including any loans to the Company by Members, and any remaining assets of the Company shall be distributed in accordance with Section 4.3 hereof. The holders of Membership Interests shall continue to share distributions, profits, losses and allocations during the period of liquidation in accordance with Articles 3, 4 and 5. Except as otherwise authorized by the Company, the Class A Members shall not be entitled to any special compensation for serving as the liquidator of the Company.

     17.3 NO RECOURSE. A Member shall look solely to the assets of the Company for the return of its Capital Contributions, and if the assets remaining after the payment and discharge of Company debts and liabilities are insufficient to provide for the return of its Capital Contributions, a Member shall have no recourse against any other Member. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution, winding up and termination of the Company.

     17.4 NO DEFICIT CONTRIBUTION OBLIGATION. No Member shall have any obligation, upon a liquidation, to make any Capital Contribution for purposes of eliminating or diminishing any negative balance in such Member's Capital Account.

                                   ARTICLE 18
                          AMENDMENTS; POWER OF ATTORNEY

     18.1 AMENDMENTS. Subject to the provisions of Section 6.8(b)(i), this Agreement may be amended pursuant to any amendment that is approved by Members holding a majority of the total Membership Interests outstanding.

     18.2 POWER OF ATTORNEY. Each Member hereby appoints the Class A Members as his or its true and lawful attorneys-in-fact, with full power and authority, on behalf and in the name of such Member, to execute, acknowledge, swear to and file pertinent instruments (i) amending this Agreement in accordance with
Section 18.1, above, (x) to admit additional or substitute Members as authorized by this Agreement, and (y) in any other respect, provided there has been compliance with this Agreement with respect to the amendment or amendments in question, and (ii) required of the Company by applicable law or the regulations thereunder. This power of attorney is coupled with an interest and is irrevocable.

                                   ARTICLE 19
                                  MISCELLANEOUS

     19.1 NO REGISTRATION OF MEMBERSHIP INTERESTS. Each Member agrees that the Membership Interests being issued hereunder to the Members may be securities and that such Membership Interests have been issued without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or registration or qualification under any state securities or "Blue Sky" laws, in reliance on exemptions from those registration and qualification provisions. Each Member represents and warrants to the Company that he, she or it has acquired or is acquiring his, her or its Membership Interests for investment purposes and without any view toward or intent to dispose of or distribute such Membership Interests or any interest therein. Each Member also agrees that, in the absence of an applicable exemption from registration and qualification, neither the Membership Interests, nor any interest therein may be transferred without registration under the Securities Act and registration or qualification under applicable state securities or "Blue Sky" laws.

     19.2 SECTION HEADINGS AND REFERENCES. The Article and Section headings used in this Agreement are for reference purposes only and should not be used in construing this Agreement. Unless specified otherwise, references herein to a "Section" or an "Article" shall mean the specified Section or Article of this Agreement. In any Section of this Agreement, reference to a "subsection" shall mean the specified subsection within such Section.

     19.3 GENDER AND NUMBER. Wherever from the context it appears appropriate, each term in this Agreement stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter.

     19.4 EXHIBITS. Each of the Exhibits attached to this Agreement are incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit in this Agreement shall be deemed to include this reference and incorporation.

     19.5 SEVERABILITY. If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     19.6 SUCCESSORS AND ASSIGNS. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs executors, administrators and successors, and all other persons hereafter having or holding an interest in this Company, whether as Assignees, Transferees, Substitute Members or otherwise.

     19.7 GOVERNING LAW; NO FIDUCIARY DUTIES. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware. The obligations and duties of the Company to the Members and of the Members to each other are only those obligations and duties specifically assumed by them in this Agreement and not any other obligations or duties (including without limitation fiduciary duties) that would otherwise exist under applicable law. Each Member consents to the exclusive jurisdiction of the federal and state courts located in the State of Colorado with respect to any litigation arising under or related to this Agreement.

     19.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Faxed signatures of this Agreement shall be binding for all purposes.

     19.9 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall not be for the benefit of, nor shall they be enforceable by, any Person who is not a party to this Agreement.

     19.10 NOTICES. Except as expressly provided otherwise in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the Person, postage paid, and registered or certified with return receipt requested, or by delivering that writing to the Person in person, by courier, or by facsimile transmission. If mailed or delivered by courier, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or when deposited with a reputable overnight courier, addressed to the Person at its address as it appears in the records of the Company. If given by facsimile transmission, such notice shall be deemed to be given when upon receipt of confirmation of a successful facsimile transmission to the facsimile number of the Person as it appears in the records of the Company. If given personally or otherwise than by mail, courier or facsimile transmission, such notice shall be deemed to be given when either handed to the Person or delivered to the Person's address as it appears in the records of the Company. All notices, requests, and consents to be given to a Member must be sent or delivered to the address given for that Member as reflected in this Agreement or such other address as that Member may specify by written notice to the Company and to the other Members. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     19.11 ENTIRE AGREEMENT; INTERPRETATION; "DISCRETION"; COUNSEL. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings between them with respect to said subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement is not to be interpreted for or against any Member or the Company, and no Person will be deemed the draftsperson of this Agreement. As used in this Agreement, "DISCRETION," when used with respect to any Person, means its sole and absolute discretion. Barry W. Spector, counsel to the Company and the Class A Members, has not represented the other Members in connection with this Agreement or the transactions contemplated thereby. Those other Members have been advised to consult their attorneys with respect to this Agreement and those matters.

                             SIGNATURE PAGES FOLLOW

     IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement effective as of the Effective Date.

                                        MARKWEST HYDROCARBON, INC.


                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Address: 155 Inverness Drive West,
                                                 Suite 200
                                                 Englewood, Colorado 80112
                                                 (303) 290-8700 (phone)
                                                 (303) 290-8789 (facsimile)



                                        JOHN M. FOX

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)



                                        ARTHUR J. DENNEY

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)



                                        GERALD TYWONIUK

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)

                                        RANDY S. NICKERSON

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)



                                        JOHN C. MOLLENKOPF

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)



                                        FREDERICK J. WITSELL

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)



                                        GRANT M. CARNIE

                                        ---------------------------------------
                                        Address: o
                                                 o
                                                 (303) ___-____ (phone)
                                                 (303) ___-____ (facsimile)

                                    EXHIBIT A

                               SCHEDULE OF MEMBERS

                                                                TYPE AND
NAME & ADDRESS                                          PERCENTAGE OF MEMBERSHIP
                                                               INTERESTS
--------------------------------------------------    -----------------------------
MARKWEST HYDROCARBON, INC.                            91.4% Class A Membership
155 Inverness Drive West, Suite 200                   Interests
Englewood, Colorado 80112
(303) 290-8700 (phone)
(303) 290-8789 (facsimile)


JOHN M. FOX                                           1.6% Class B Membership
[Address]                                             Interests
[Phone & Fax]

ARTHUR J. DENNEY                                      1.6% Class B Membership
[Address]                                             Interests
[Phone & Fax]

GERALD TYWONIUK                                       1.6% Class B Membership
[Address]                                             Interests
[Phone & Fax]

RANDY S. NICKERSON                                    1.6% Class B Membership
[Address]                                             Interests
[Phone & Fax]

JOHN C. MOLLENKOPF                                    1.6% Class B Membership
[Address]                                             Interests
[Phone & Fax]

FREDERICK J. WITSELL                                  0.3% Class B Membership
[Address]                                             Interests
[Phone & Fax]

GRANT M. CARNIE                                       0.3% Class B Membership
[Address]                                             Interests
[Phone & Fax]


                                    EXHIBIT B

                             ADDITIONAL ALLOCATIONS

     The following Items are hereby incorporated into the Agreement:

     1. Solely for purposes of determining a Member's Capital Account in applying the provisions of Items 1 through 7 of this EXHIBIT B, the anticipated adjustments, allocations and distributions described in Regulations Section 1.704-l(b)(2)(ii)(d)(4)-(6) shall be taken into account, and each Member shall be deemed obligated to restore any deficit in its Capital Account to the extent of the sum of its share of the "MINIMUM Gain", as determined pursuant to Regulations Section 1.704-2(g)(1), and its share of the "MEMBER NONRECOURSE DEBT MINIMUM GAIN", as determined pursuant to Regulations Section 1.704-2(i)(5).

     2. Notwithstanding any other provision of this EXHIBIT B or of Article 5, no allocation of Capital Account Deduction shall be made to any Member if such allocation would result in such Member having a negative balance in its Capital Account at the close of such year in excess of the amount it would be required to restore, or is deemed to be obligated to restore on a liquidation of the Company at the close of such year. Any Capital Account Deduction that cannot be allocated to a Member pursuant to the restrictions contained in this Item 2 of EXHIBIT B shall be allocated to the other Members of the Company (to the extent not inconsistent with the restrictions of this Item 2 of EXHIBIT B) in accordance with the ratio of their then respective Capital Account balances.

     3. Notwithstanding any other provision of this EXHIBIT B or of Article 5, in the event any Member unexpectedly receives an adjustment, allocation or distribution described in clause (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that results in such Member having a negative balance in its Capital Account at the close of such year in excess of the amount that it is obligated to restore or deemed obligated to restore on a liquidation of the Company at the close of such year, or for any other reason has a deficit Capital Account balance in excess of such amount, such Member shall be allocated Capital Account Gross Income, prior to the allocations pursuant to Section 5.1(a), in an amount and manner sufficient to eliminate such excess as promptly as possible.

     4. In accordance with and pursuant to Regulations Section 1.704-2(i)(1), all "PARTNER NONRECOURSE DEDUCTIONS", as defined in that Regulation, shall be allocated to the Member that bears the economic risk of loss on the Member Nonrecourse Debt giving rise to such deductions as determined under that Treasury Regulation.

     5. In accordance with and pursuant to Regulation Sections 1.704-2(f) and 1.704-2(i)(4) (and subject to the exceptions set forth therein), if there is a net decrease in either Minimum Gain or Member Nonrecourse Debt Minimum Gain or both during any taxable year, all Members shall be allocated, before any other allocation is made of Profit (and other income and gain) or Loss (or other loss or deduction) for such taxable year, items of Capital Account Gross Income for such year (and, if necessary, subsequent years) in an amount equal to the

Member's share in the decrease in Minimum Gain or Member Nonrecourse Debt Minimum Gain, as determined pursuant to Regulation Sections l.704-2(g)(2) and 1.704-2(i)(4).

     6. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulation Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Member or Members to whom such adjustment relates as determined in accordance with such Regulations.

     7. It is the intent of the parties to this Agreement that allocation required by Items 1 through 5 of this EXHIBIT B (the "REGULATORY ALLOCATIONS") satisfy the requirements of certain Regulations under Section 704(b) of the Code. It is further intended that the allocations under this EXHIBIT B and under
Article 5 shall effect an allocation for Federal income tax purposes in a manner consistent with Section 704(b) of the Code and comply with any limitations or restrictions therein and, to the extent possible, that any allocations pursuant to this Item 7 of EXHIBIT B shall be offset with other special allocations of Capital Account Gross Income and Capital Account Deduction in whatever manner the Board reasonably and in good faith determines so that, after such offsetting allocations are made, each Member's Capital Account balance is (to the extent possible) equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all items of income, gain, loss and deduction were allocated pursuant to Sections 5.1 and 5.2. In exercising its Discretion under this Item 7 of EXHIBIT B, the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made. If for any reason the allocations contained in this Agreement conflict with the Regulations promulgated under Section 704 of the Code, the Members acknowledge that such Regulations shall control.

     8. For federal income tax purposes, except as otherwise provided in Items 8, 9 or 10 of this EXHIBIT B, items of income, gain, loss and deduction shall be allocated in accordance with the allocation of the corresponding item of Capital Account Gross Income or Capital Account Deduction for purposes of maintaining Capital Accounts.

     9. For tax purposes, recapture of tax deductions arising out of a disposition of property shall, to the extent consistent with the allocations for tax purposes of the gain or amount realized giving rise to such recapture, be allocated to the Members in the same proportions as the recaptured deduction was originally allocated.

     10. For tax purposes, income, gain, loss, and deduction with respect to property reflected in the Capital Accounts at a book value other than its adjusted basis shall be shared among the Members so as to take account of the variation between the basis of the property to the Company and its fair market value at the time of the contribution. The preceding sentence shall be administered in any manner determined by the Board that is consistent with Treasury Regulations under Code Sections 704(c) and 704(b).

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